EXHIBIT  4.12  SHORT  FORM  OFFERING

                                     FORM 4H
                          SHORT FORM OFFERING DOCUMENT

DATED:  APRIL  30,  2003

                       STOCKGROUP INFORMATION SYSTEMS INC.
                         (the "Issuer" or the "Company")

           HEAD  OFFICE                   REGISTRAR  AND  TRANSFER  AGENT
           500 -  50 W. Pender St.        Pacific  Corporate  Trust  Company
           Vancouver,  BC  V6C 2T7        10th  Floor  -  625  Howe  St.
                                          Vancouver,  B.C.  V6C  3B8

                                   $1,998,000
                        OFFERING OF UP TO 5,400,000 UNITS
                              PRICE: $0.37 PER UNIT

This is an offering (the "Offering") of up to 5,400,000 units ("the Units") of the Issuer at a price of $0.37per Unit AND IS NOT SUBJECT TO ANY MINIMUM SUBSCRIPTION AMOUNT. Each unit is comprised of one share of common stock (a "Share") in the capital of the Issuer and one non-transferable share purchase warrant (a "Warrant"). Each two Warrants will entitle the holder thereof to purchase one additional Share in the capital of the Issuer for a period of 12 months following the date the Units are distributed (the "Closing Date") at a price of $0.75 per Share. The Units are being offered through First Associates Investments Inc., 440 - 2nd Avenue S.W., Suite 2200, Calgary, AB, T2P 5E9 (the "Agent") as exclusive Agent for the Issuer for sale only in the provinces of British Columbia and Alberta. See "Plan of Distribution".


                              NUMBER OF      AGENT      NET PROCEEDS TO
Description     PRICE(1)      SECURITIES   COMMISSION(2)   ISSUER(3)
------------  ------------  -------------  ----------  ----------------

Per Unit . .  $       0.37              1  $   0.0296  $         0.3404
------------  ------------  -------------  ----------  ----------------
Offering (4)  $  1,998,000      5,400,000  $  159,840  $      1,838,160
------------  ------------  -------------  ----------  ----------------


Notes:
-----
(1) The offering price for the Units was established by negotiation between the Issuer and the Agent.
(2) The Issuer has agreed to pay First Associates Investments Inc. (the "Agent"): (i) a commission equal to 8% of the gross proceeds of the sale of Units under the Offering, (ii) options ("Agent's Options") to purchase a number of Units equal to 10% of the total number of Units sold under the Offering, exercisable at $0.37 per Unit for a period of 24 months from the Closing Date; and (iii) a $20,000 administration fee together with all of the Agent's costs incurred with respect to the Offering.
(3) After deducting the Agent's commission, but before deducting the expenses of the Offering, estimated to be $45,000.

(4)  Assuming  the  Offering  is  fully  subscribed.

THE SECURITIES OFFERED HEREUNDER ARE SPECULATIVE IN NATURE. INFORMATION CONCERNING THE RISKS INVOLVED MAY BE OBTAINED BY REFERENCE TO THIS OFFERING DOCUMENT; FURTHER CLARIFICATION, IF REQUIRED, MAY BE SOUGHT FROM THE AGENT OR AN ADVISOR REGISTERED UNDER THE SECURITIES ACT (ALBERTA) (THE "ALBERTA ACT") OR THE SECURITIES ACT (BRITISH COLUMBIA) (THE "BC ACT") (COLLECTIVELY, THE "ACTS"). (SEE "RISK FACTORS").

NEITHER THE TSX VENTURE EXCHANGE (THE "EXCHANGE"), NOR ANY SECURITIES REGULATORY AUTHORITY HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED UNDER THIS OFFERING DOCUMENT.

THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THEUNITED STATES
--------------------------------------------------------------------------------
SECURITIES  ACT  OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY STATE,
--------------------------------------------------------------------------------
AND  WILL  BE  ISSUED  PURSUANT  TO  REGULATION  S,  WHICH  IS AN EXEMPTION FROM
--------------------------------------------------------------------------------
REGISTRATION  UNDER  THE  1933 ACT.  THE SECURITIES OFFERED HEREUNDER MAY NOT BE
--------------------------------------------------------------------------------
OFFERED,  SOLD,  TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO
--------------------------------------------------------------------------------
U.S.  PERSONS  PRIOR  TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF
--------------------------------------------------------------------------------
(I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS
--------------------------------------------------------------------------------
(AS  DEFINED  IN  REGULATION  S  OF  THE 1933 ACT) OR (II) THE DATE OF THE FINAL
--------------------------------------------------------------------------------
CLOSING  OF  THE  OFFERING  OF THE SECURITIES BY THE COMPANY, UNLESS SUCH OFFER,
--------------------------------------------------------------------------------
SALE,  TRANSFER,  PLEDGE  OR  HYPOTHECATION  (A)  IS MADE IN ACCORDANCE WITH THE
--------------------------------------------------------------------------------
PROVISIONS  OF  REGULATION  S  OR  (B)  IS  MADE  PURSUANT TO REGISTRATION OR AN
--------------------------------------------------------------------------------
APPLICABLE  EXEMPTION  UNDER  THE  1933  ACT.
---------------------------------------------

THE  SECURITIES  OFFERED HEREUNDER ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE
--------------------------------------------------------------------------------
905  OF  REGULATION  S  AND  UNDER  RULE  144  OF  THE  1933  ACT.
------------------------------------------------------------------

AFTER  A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES
--------------------------------------------------------------------------------
OF  THE  COMPANY  UNDER  THIS  OFFERING  MAY  OFFER,  SELL,  TRANSFER, PLEDGE OR
--------------------------------------------------------------------------------
HYPOTHECATE  SUCH  SECURITIES  IN  THE  U.S.  OR  TO U.S PERSONS PURSUANT TO THE
--------------------------------------------------------------------------------
PROVISIONS  OF  RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE
--------------------------------------------------------------------------------
"DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP
--------------------------------------------------------------------------------
OF  SUCH  SECURITIES).
----------------------

No person is authorized by the Issuer to provide any information or to make any representation other than those contained in this Offering Document in connection with the issue and sale of the Units of the Issuer.

The information provided in this Offering Document is supplemented by disclosure contained in the documents listed below which are incorporated by reference into this Offering Document. These documents must be read together with this Offering Document in order to provide full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document. The documents listed below are not contained within, or attached to this Offering Document, and will be provided by the Issuer, at no charge, upon request. Alternatively, the documents may be accessed by the reader of the Offering Document at the following locations:




Type of Document             Date of       Location At Which Document
                            Document             May Be Accessed
----------------------  -----------------  --------------------------
Annual Information . .  December 6, 2002   www.sedar.com
Form
----------------------  -----------------  --------------------------
Press Release. . . . .  December 17, 2002  www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  December 17, 2002  www.sedar.com
----------------------  -----------------  --------------------------
BC Form 51-901F Year .  April 11, 2003     www.sedar.com
End December 31, 2002
Audited Financial
Statements
----------------------  -----------------  --------------------------
Press Release. . . . .  January 22, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  January 22, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  January 31, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  January 31, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  February 5, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  February 5, 2003   www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  February 18, 2003  www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  February 18, 2003  www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  March 18, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  March 18, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  March 21, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  March 21, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  March 27, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  March 27, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  April 15, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  April 15, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Press Release. . . . .  April 17, 2003     www.sedar.com
----------------------  -----------------  --------------------------
Material Change Report  April 17, 2003     www.sedar.com
----------------------  -----------------  --------------------------

Any material change report (a "Subsequently Triggered Report") filed under securities legislation, regulations, rules, policies, notices, instruments and blanket orders applicable to the Issuer after the date that this Offering Document is certified but before a purchaser enters into an agreement of purchase and sale will be deemed to be incorporated into this Offering Document. Securities offered by this Offering Document are being offered under an exemption from the prospectus requirements. Purchasers may not receive all of the information required by or have all of the rights available to a purchaser under a prospectus.

THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN MEANINGFUL AND MATERIAL INFORMATION RELATING TO THE COMPANY AND PROSPECTIVE SUBSCRIBERS FOR UNITS SHOULD

REVIEW ALL INFORMATION CONTAINED IN THIS OFFERING DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE BEFORE MAKING AN INVESTMENT DECISION.

ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR THE PURPOSES OF THIS OFFERING DOCUMENT TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS OFFERING DOCUMENT OR IN ANY SUBSEQUENTLY TRIGGERED REPORT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT CONSTITUTE A PART OF THIS OFFERING DOCUMENT, EXCEPT AS SO MODIFIED OR SUPERSEDED. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF SUCH A MODIFYING OR SUPERSEDING STATEMENT SHALL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR
SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE.

Copies of documents incorporated herein by reference may also be obtained, upon request, without charge from the Corporate Secretary of the Issuer at Suite 500
-  750  West  Pender  Street,  Vancouver,  BC,  V6C  2T7,  (phone: 604-331-0995)

CURRENCY

Unless otherwise indicated, all reference to "$" or "dollars" in this Offering Document refer to the Canadian dollar. The financial statements incorporated herein by reference are reported in United States dollars.

                                      Agent
                        First Associates Investment Inc.
                        440 - 2nd Avenue S.W., Suite 2200
                            Calgary, Alberta  T2P 5E9

TABLE  OF  CONTENTS

CURRENCY                                                                      3
DETAILS  OF  THE  OFFERING  AND  PLAN  OF  DISTRIBUTION                       2
USE  OF  PROCEEDS                                                             4
BUSINESS  OF  THE  ISSUER                                                     4
RISK  FACTORS                                                                 4
ACQUISITIONS                                                                  7
CORPORATE  INFORMATION                                                        7
DIRECTORS, OFFICERS, PROMOTERS AND PRINCIPAL HOLDERS OF VOTING SECURITIES     7
OPTIONS  TO  PURCHASE  SECURITIES  OF  THE  ISSUER                            9
SECURITIES  OF  THE  ISSUER  HELD  IN  ESCROW                                10
PARTICULARS  OF  ANY  OTHER  MATERIAL  FACTS                                 10
CONTRACTUAL  RIGHTS  OF  ACTION                                              11
CONTRACTUAL  RIGHTS  OF  WITHDRAWAL                                          11
CERTIFICATE  OF  PROMOTERS  OF  THE  COMPANY                                 12
CERTIFICATE  OF  THE  DIRECTORS  OF  THE  COMPANY                            13
CERTIFICATE  OF  THE  AGENT                                                  14

DETAILS  OF  THE  OFFERING  AND  PLAN  OF  DISTRIBUTION

     DETAILS  OF  THE  OFFERING

The Offering consists of 5,400,000 Units, each Unit consisting of one Share and one Warrant.

SHARES

The Shares are Shares without par value in the capital stock of the Issuer. All of the Shares of the Issuer are Shares of the same class and rank equally as to dividends, voting powers and participation in assets. No Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provision for redemption, purchase or cancellation, surrender or sinking or purchase funds. The Shares issuable under this Offering will not be registered in the United States and will be subject to certain trading restrictions in the United States.

WARRANTS

The Warrants will be non-transferable and two Warrants will entitle the holder to purchase one Share of the Issuer for a period of 12 months following the Closing Date at a price of $0.75 per Share. The Warrants will contain provisions for the appropriate adjustment in the class, number and price of Shares issuable under such Warrants upon the occurrence of certain events, including any subdivision, consolidation, or reclassification of the Shares of the Issuer, the payment of stock dividends or the amalgamation of the Issuer. The Shares underlying the Warrants issuable under this Offering will not be registered in the United States and will be subject to certain trading restrictions in the United States.

PLAN  OF  DISTRIBUTION

The Issuer and the Agent have entered into an agreement ("Agency Agreement") under which the Issuer has appointed the Agent as its exclusive agent to offer the Units for sale. Closing will take place on a date determined by the Agent and the Issuer not later than 60 days from the date that this Offering Document is accepted by the Exchange.

On Closing, the Agent will be paid a cash commission equal to 8 % of the Offering Price for each of the Units sold, and the Agent's Options will be issued. In addition, the Issuer will pay the Agent a corporate finance fee of $20,000. The Issuer will also reimburse the Agent for reasonable expenses related to the Offering.

The Agent may terminate its obligations under the Agency Agreement by notice in writing to the Issuer at any time prior to the conclusion of the Offering at its discretion on the basis of its assessment of the state of the financial markets or upon the occurrence of certain stated events.

Provided that at least $1,000,000 of Units is sold under the Offering, the Agent will have the right of first refusal to provide its services, based upon industry standard terms, and to participate up to 50% as co-agent or selling group member, in any Canadian offering or the Canadian tranche of any United States offering of securities conducted by the Issuer through a broker dealer or other intermediary during the 12 months from the Closing Date.

Under the Agency Agreement the Agent has reserved the right to offer selling group participation in the normal course of the brokerage business to other licensed investment dealers.

Other than as described above, there are no payments in cash, securities or other consideration being made, or to be made, to a promoter, finder or any other person or company in connection with the Offering. The directors, officers and other insiders of the Issuer may purchase Units under the Offering.

The Agent's Professional Group as defined in National Instrument 33-105, beneficially owns directly or indirectly zero Shares of the Issuer.

EXEMPTION

The  Units  in  this  Offering  are  being  distributed  pursuant  to:

     (a) in British Columbia, BC Instrument 45-509, entitled "Short Form Offerings of Listed Securities and Units by Qualifying Issuer" (the "BC Instrument") of the British Columbia Securities Commission, which provides an exemption from the prospectus requirements of the BC Act and the rules and the regulations thereto (the "BC Securities Rules"); and

     (b) in Alberta, Alberta Blanket Order 45-507, entitled "Order Under Sections 144(2), 213 and 214(1) of the Alberta Act, Offerings by the Exchange Short Form Offering Document" (the "Alberta Blanket Order") of the Alberta Securities Commission, which provides an exemption from the prospectus requirements of the Alberta Act and the rules and regulations thereto (the "Alberta Securities Rules").

In order to rely on the exemptions provided in the BC Instrument and the Alberta Blanket Order (collectively, the "Instruments"), the following provisions will apply to the Offering:

     (a) the number of Shares distributed by the Company under the Offering when aggregated with the Shares of the Company distributed under all Short Form Offerings during the 12 month period prior to the date of this Offering Document, may not constitute in excess of 100% of the number of issued and outstanding Shares at the later of the following dates:

          (i)  the  date the Company first distributed Shares under a Short Form

               Offering Document during the 12 month period immediately preceding the date of this Offering Document; and

          (ii) the date that is 12 months before the date of this Offering Document;

     (b) the gross proceeds of the Offering, when added to the gross proceeds from all Short Form Offerings (excluding the proceeds from the exercise of any Warrants included therein) completed during the 12 month period immediately preceding the date of this Offering Document, may not exceed $2,000,000;

     (c) all Units acquired by the Agent or a purchaser who is, at the time of Closing, an insider or promoter of the Issuer or a member of the Agent's Professional Group as defined in National Instrument 33-105, will be subject to a hold period which will run for four months from the date of Closing;

     (d) all Units acquired by a Purchaser in excess of $40,000 will be subject to a four month hold period;

     (e) pursuant to the Instruments, no more than 50% of the Units sold hereunder may be subject to the four month hold period; and

     (f)  no  Purchaser  may  purchase  more  than  20%  of  the  Offering.


USE  OF  PROCEEDS

FUNDS  AVAILABLE

Net proceeds of the Offering if fully subscribed will be $1,838,160 prior to the deduction of the costs of the Offering, which, when added to the Issuer's working capital deficit (current assets minus current liabilities) of approximately $682,892 (unaudited, as of March 31, 2003), will result in $1,155,268 of available funds, which funds are intended to be used for the purposes outlined in the table below:

Description of Expenditure                                       Fund Allocation
--------------------------                                       ---------------
                                                                             ($)
To pay the estimated costs of the Offering
(legal and due diligence):                                                45,000
Minimum  contractually  required  repayment
of convertible notes, 20% of portion
sold  over  $725,500  (US$500,000)                                       254,900
Working capital                                                          358,160
Technology expansion and upgrades                                        278,027
Marketing                                                                219,181

TOTAL FUNDS AVAILABLE (1)                                             $1,155,268

Note:
-----
     (1) As the Offering is not subject to a minimum subscription, the entire gross proceeds of $1,998,000 may not be realized by the Issuer. In such event, the Issuer will allocate the use of the actual proceeds received in the priority and order listed above.



BUSINESS  OF  THE  ISSUER

The Issuer is a financial media and technology company providing financial content and software solutions to media, corporate and financial services companies, enabling them to provide financial data and news to their customers, shareholders and employees. The Issuer also provides software that permits online shareholder disclosure and communication activities and email management enabling companies to connect better with their investors.

RISK  FACTORS

The following factors should be considered carefully in evaluating the Company and its business. In this section "we", "us", "our" and similar expressions refer to the Issuer.

Our limited operating history makes it difficult for you to judge our prospects.

We have a limited operating history upon which an evaluation of our current business and prospects can be based. You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development.

Liquidity  and  capital  resources  are  uncertain.

Our working capital deficiency at March 31, 2003 was approximately US$464,774. We incurred a net loss of US$306,677 for the year ended December 31, 2002 [2001
- US$541,552], and had a working capital deficiency of US$211,045 as at December 31, 2002. These factors raise substantial doubt about our ability to continue as a going concern. We experienced a reduction in cash used in operations from US$778,086 in 2001 to US$430,867 in 2002 as a result of cost restructuring activities initiated in 2001. We have negotiated the conversion of US$392,984 of our 8% convertible notes on January 28, 2003, thereby eliminating eight mandatory quarterly payments totaling US$42,012 and a maturity payment of US$350,972. Of the remaining principal of its 8% convertible notes, US$15,332 was paid on April 2, 2003, an amount equal to 20% of the portion of the gross proceeds of this Offering in excess of US$500,000 will be paid upon closing of this Offering, and US$107,324 will be paid in mandatory quarterly payments of US$15,332 until December 31, 2004, and the balance of between US$993,360 and US$1,168,360 is due December 31, 2005. Although we have taken steps to achieve profitable operations in 2003, there are no assurances that we will be successful in achieving our goals.

In view of these conditions, our ability to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on our ability to obtain necessary financing to fund ongoing operations.

Computer  equipment  problems  and  failures  could  adversely  affect business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times of the our products, which could reduce the attractiveness of the Web site, financial tools, or software products to advertisers and users. Should such interruptions continue for an extended period we could lose significant business and reputation. Equipment problems and failures could result from a number of causes, including an increase in the number of users of the Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures, and internal breakdowns. In addition, any disruption in Internet access provided by third parties could have a material and adverse effect.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not assure you that we will have the financial resources or the technological expertise to successfully meet this competition.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of our shares by management represents approximately 21% of issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

We may be unable to protect the intellectual property rights upon which our business relies.

We regard substantial elements of our Web site and underlying technology as proprietary and attempt to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We also generally enter into confidentiality agreements with employees and consultants and in connection with license agreements with third parties, and seek to control access to proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain or use our proprietary information without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims that by directly or indirectly providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what effect such laws will have on us.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase the cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

We may be held liable for online information or products provided by us or third parties.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with which we have relationships, and because third party information may be posted by third parties on our Web site through discussion forums and otherwise there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, or other theories. Such claims have been brought against providers of online services in the past. The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or products carried on or disseminated through our Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

Our general liability insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Future  sales  of  shares  may  adversely  impact  the  value  of  our  stock.

During 2002 we issued 9,421,336 shares of common stock, representing 93% of the outstanding stock at the beginning of 2002. We also have authorized, reserved, and registered, as of December 31, 2002, 4,901,875 shares of common stock for issuance upon the exercise of outstanding warrants, and 3,500,975 shares for issuance upon the exercise of non-qualified stock options.

If required, we will seek to raise additional capital through the sale of common stock. Under the terms of outstanding convertible notes and debentures, the number of shares that may be issued under such instruments may be increased in the event of certain changes in our capital structure. Future sales of shares by us or our stockholders could cause the market price of its common stock to decline.

The  departure  of  key  personnel could have an adverse impact on our business.

We employ certain key personnel with skills, including management skills, which may be difficult to replace quickly. Should one or more of our key personnel depart our company we may incur time and cost losses replacing them. Even if replaced, it is possible that their departure could have a long lasting adverse impact on us.


ACQUISITIONS

There are no plans to use any of the proceeds in this Offering for acquisitions.




CORPORATE  INFORMATION

The Issuer was incorporated in 1995 in the State of Colorado. Its shares trade on the NASD Over-The-Counter Bulletin Board under the symbol "SWEB" and on the TSX Venture Exchange under the symbol "SWB". The Shares being offered under this Offering will contain trading restrictions in the United States and Canada, if applicable, as disclosed on page 2 of this Offering document under the heading Details of the Offering and Plan of Distribution.

AUTHORIZED  CAPITAL

The Issuer is authorized to issue up to 75,000,000 Shares and 5,000,000 shares of preferred stock. No preferred stock is issued and outstanding.

The  number  of  Shares  outstanding  as  of  April  28,  2003  was  21,295,571.

DIRECTORS,  OFFICERS,  PROMOTERS  AND  PRINCIPAL  HOLDERS  OF  VOTING SECURITIES

The table below and the paragraphs that follow present certain information concerning directors, executive officers and significant employees, updated to April 28, 2003. Mr. David Caddey is Mr. Marcus New's wife's uncle. Other than this relationship, none of our directors, executive officers or significant employees has any family relationship with any other director, executive officer or significant employee.


                                                                                                 NUMBER AND          NUMBER AND
                                                 EXECUTIVE OFFICER/                          PERCENTAGE OF NON-     PERCENTAGE OF
NAME AND MUNICIPALITY                             DIRECTOR SINCE     PRINCIPAL OCCUPATION    ESCROWED VOTING      ESCROWED VOTING
OF RESIDENCE                    POSITION WITH                         AND POSITIONS HELD   SHARES BENEFICIALLY  SHARES BENEFICIALLY
                                   COMPANY                             DURING LAST FIVE    OWNED POST OFFERING  OWNED POST OFFERING
                                                                             YEARS
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
Marcus A. New,. . . . . .  Chairman of the                05/04/95  Businessman.  Founder             1,352,000           1,664,500
Coquitlam, BC . . . . . .  Board, Chief                             and Chief Executive                 (5.06%)             (6.24%)
                           Executive Office                         Officer of Stockgroup
                           Director,                                from May 1995 to
                           Promoter                                 present.
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
Craig D. Faulkner,. . . .  Director                       05/04/95  Businessman.  From                  227,500             556,500
Vancouver, BC                                                       May 1995 to March                   (0.85%)             (2.08%)
                                                                    2002, Chief Technology
                                                                    Officer of Stockgroup.
                                                                    From April 2002 to
                                                                    present, President of
                                                                    Kikara Martial Arts
                                                                    Academies Ltd., a
                                                                    franchisor of martial
                                                                    arts academies
                                                                    (privately held).
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
Leslie Landes, West . . .  President, Chief               08/04/98  Businessman.                        752,810              78,750
Vancouver, BC . . . . . .  Operating Office                         President of Stockgroup             (2.82%)             (0.29%)
                           Director                                 from August 1998 to
                                                                    present.  President of
                                                                    Landes Enterprises
                                                                    Ltd., a business
                                                                    consulting company
                                                                    (privately held), from
                                                                    1992 to present.
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
David Caddey, Delta, BC .  Director                       05/04/95  Businessman.  Vice                  115,000              45,000
                                                                    President of Space                  (0.43%)             (0.17%)
                                                                    Missions for MacDonald
                                                                    Dettwiler & Associates,
                                                                    a TSX listed company
                                                                    (T.MDA), since August
                                                                    1996.
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------

                                                                                                 NUMBER AND          NUMBER AND
                                                 EXECUTIVE OFFICER/                          PERCENTAGE OF NON-     PERCENTAGE OF
NAME AND MUNICIPALITY                             DIRECTOR SINCE     PRINCIPAL OCCUPATION    ESCROWED VOTING      ESCROWED VOTING
OF RESIDENCE                    POSITION WITH                         AND POSITIONS HELD   SHARES BENEFICIALLY  SHARES BENEFICIALLY
                                   COMPANY                             DURING LAST FIVE    OWNED POST OFFERING  OWNED POST OFFERING
                                                                             YEARS
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
Louis deBoer II, New. . .  Director                       10/07/99  Businessman.                        100,000                NIL
York, NY                                                            President of                        (0.37%)
                                                                    MediaFutures, Inc., a
                                                                    consulting company to
                                                                    the Internet and cable
                                                                    broadcasting industries
                                                                    (privately held), from
                                                                    June 1998 to June
                                                                    2000, and again from
                                                                    June 2001 to present.
                                                                    President of Automatic
                                                                    Media, a builder of
                                                                    online networks
                                                                    (privately held), from
                                                                    July 2000 to May 2001
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
David Gillard, Vancouver,  Chief Financial                11/16/01  Professional accountant             100,000               NIL
BC. . . . . . . . . . . .  Officer                                  (CGA).  CFO of                      (0.37%)
                                                                    Stockgroup from
                                                                    November 2001 to
                                                                    present.  Controller of
                                                                    Stockgroup from March
                                                                    2000 to November
                                                                    2001.
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------
Jeffrey Berwick,. . . . .  Director                       07/19/02  Businessman.                        109,307             327,923
Vancouver, BC                                                       President of                        (0.41%)             (1.23%)
                                                                    Stockhouse Media Inc.,
                                                                    a developer of Internet
                                                                    financial communities
                                                                    (privately held), from
                                                                    1995 to present.
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------

All Directors, Officers, Executive Officers and Significant                                           2,756,617           2,672,673
  employees as a group                                                                                 (10.33%)            (10.01%)
---------------------------  ------------------- ------------------  --------------------  -------------------  -------------------


To the knowledge of Management, no director, officer or promoter of the Issuer is, or within five years prior to the date of the Offering Document has been, a director, officer or promoter of any other Issuer that while that person was acting in that capacity:

i) was the subject of a cease trade or similar order or an order that denied the Issuer access to any statutory exemptions for a period of more than 30 consecutive days, or

ii) was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with the creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person, except for Marcus New, the CEO of Stockgroup, who was an outside director of Golden Maritime Resources Ltd., which was previously listed in the TSX Venture Exchange, and which company received a Cease Trade Order for failing to file financial statements and eventually de-listed due to lack of capital. Mr. New was also an outside director of iaNett International Systems Ltd. between May 7, 2001 and August 14, 2002, and during that period iaNett made a proposal under the Bankruptcy and Insolvency Act.

To the knowledge of Management, no director, officer or promoter of the Issuer has, within ten years prior to the date of the Offering Document, been subject to any penalties, or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded Issuer, or theft or fraud.




OPTIONS  TO  PURCHASE  SECURITIES  OF  THE  ISSUER

The following table sets out certain details of outstanding options to purchase Shares currently held by directors, officers, and promoters of the Issuer.





Optionee          Securities     Exercise Price   Expiration
                  Underlying        Per Share        Date
                Options Granted        US$
--------------- ---------------  ---------------  ----------

Marcus New . .          400,000  $          0.22    04/03/08
                        300,000  $          0.17    12/05/08
                        100,000  $          0.12    17/09/07
                ---------------  ---------------  ----------
Leslie Landes.          533,200  $          0.22    09/08/07
                        300,000  $          0.15    21/10/08
                ---------------  ---------------  ----------
Craig Faulkner           50,000  $          0.15    21/10/08
                        100,000  $          0.12    17/09/07
                ---------------  ---------------  ----------
David Caddey .           50,000  $          0.22    09/08/07
                         50,000  $          0.15    21/10/08
                ---------------  ---------------  ----------
Louis de Boer.           50,000  $          0.22    10/08/07
                         50,000  $          0.15    21/10/08
                ---------------  ---------------  ----------
David Gillard.            7,500  $          0.31    30/04/07
                         92,500  $          0.15    12/05/08
                ---------------  ---------------  ----------

The following table sets out certain details of outstanding options to purchase Shares currently held by employees of the Issuer, as a group, who are not directors, officers, or promoters of the Issuer.


Securities          Exercise Price   Expiration Date
Underlying Options
Granted
------------------  --------------   ---------------

264,700. . . . . .  $          0.15             2008
------------------  ---------------  ---------------
150,000. . . . . .  $          0.31             2005
------------------  ---------------  ---------------
50,000 . . . . . .  $          0.40             2008
------------------  ---------------  ---------------
50,000 . . . . . .  $         0.594             2006
------------------  ---------------  ---------------

OUTSTANDING  WARRANTS  TO  PURCHASE  SHARES

The following table sets out certain details of all options, warrants, and other rights to purchase securities of the Issuer, not disclosed above.


# of Warrants   Exercise Price   Expiry Date
                    (US$)
-------------  ----------------  --------------------


      250,000  $           0.30    September 15, 2003
-------------  ----------------  --------------------
    1,664,900  $           0.30    September 30, 2003
-------------  ----------------  --------------------
    1,701,875  $           0.22    December 31, 2003
-------------  ----------------  --------------------
      150,000  $           0.16    December 31, 2003
-------------  ----------------  --------------------
      281,818  $           3.00    March 31, 2005
-------------  ----------------  --------------------
      500,000  $           0.25    July 31, 2005
-------------  ----------------  --------------------
      300,000  $           0.50    July 31, 2005
-------------  ----------------  --------------------


     CONVERTIBLE  NOTES

The principal balance of US$1,225,684 in convertible notes matures on December 31, 2005. The notes are non-interest bearing and are convertible into Shares at the option of the holder at any time at a fixed conversion price, which upon completion of this offering will be US$0.32, through to December 31, 2003. From January 1, 2004 to December 31, 2005, or sooner in the event of a default on any mandatory quarterly payment of US$15,332, the notes bear interest at 8% and are convertible into Shares at the option of the holder at any time at a conversion price equal to the lesser of (i) the adjusted initial conversion price of US$0.32 and (ii) 88% of the average of the 5 lowest closing prices of the Issuer's Shares during the 30 trading days prior to the date of conversion.

     JOINT  VENTURE  DEVELOPMENT  AND  OPERATING  AGREEMENT

Under the terms of a Joint Venture Development and Operating Agreement ("JV") with Stockhouse Media Corporation ("SMC"), after June 18, 2004 and before June 19, 2005, SMC may elect and option to cause the Issuer to purchase SMC's interest in the JV for a formula-driven amount of Shares of the Issuer which is between 920,000 and 1,120,000 Shares.

PRINCIPAL  HOLDERS  OF  VOTING  SECURITIES

To the knowledge of the directors and senior officers of the Issuer, no person or company, other than those disclosed in the directors and officers table hereinabove, directly or indirectly owns, controls or exercises control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Issuer as at the date of this Offering Document.


SECURITIES  OF  THE  ISSUER  HELD  IN  ESCROW



There are a total of 2,672,673 Shares held in escrow, constituting approximately 13% of our outstanding common stock. After the Offering, the escrowed Shares will constitute approximately 10% of our outstanding common stock. The shares held in escrow are held by Marcus New as to 1,667,500 Shares, Leslie Landes as to 78,750 Shares, Craig Faulkner as to 556,500 Shares, David Caddey as to 45,000

Shares, and Jeff Berwick as to 327,923 Shares. All escrowed Shares are released on the following schedule:
     1/3  on  June  17,  2003
     1/3  on  December  17,  2003
     1/3  on  June  17,  2004


PARTICULARS  OF  ANY  OTHER  MATERIAL  FACTS

We are currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September, 2000. The defendant provided a US$100,000 deposit and contracted us to provide certain lead generation services. We delivered the requested services throughout October and November, 2000, however, the defendant defaulted on all additional payments. We are suing the defendant for the US$351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the US$100,000 deposit. As of April 28, 2003, no further action had been taken by either party and no court date has been set. Although we currently believe the outcome of the litigation will be in the Company's favour, we have not elected to aggressively pursue the litigation at this time. We have made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.


CONTRACTUAL  RIGHTS  OF  ACTION

"If this Short Form Offering Document, together with any Subsequently Triggered Report contains a "misrepresentation" as that term is defined in the BC Act or the Alberta Act, as applicable, and it was a misrepresentation on the date of investment, the purchaser will be deemed to have relied on the misrepresentation and will have a right of action, either for damages against the Issuer and its directors, and every person, except the Agent, who signed the Offering Document, (the "Issuer's Representatives") or alternatively for rescission of the agreement of purchase and sale for the securities. In any such action, parties against whom remedies are sought shall have the same defenses as are available in section 131 of the BC Act or section 203 of the Alberta Act, as applicable, as if the Short Form Offering Document were a prospectus.

A purchaser is not entitled to commence an action to enforce this right after the limitation periods as set out in section 140 of the BC Act or section 211 of the Alberta Act, as applicable have expired.

The contractual rights provided herein are in addition to and without derogation from any other right the purchaser may have at law."

CONTRACTUAL  RIGHTS  OF  WITHDRAWAL

"An order or subscription for the securities offered under this Short Form Offering Document is not binding on a purchaser if the dealer from whom the purchaser purchased the security (or the Issuer if the purchaser did not purchase the security from a dealer), receives, not later than two business days after the receipt by the purchaser of the Short Form Offering Document and any Subsequently Triggered Report, written notice sent by the purchaser evidencing the intention of the purchaser not to be bound by the agreement.

The foregoing right of withdrawal does not apply if the purchaser is a member of a "professional group" as defined under National Instrument 33-105, Underwriting Conflicts or any successor policy or instrument, or if the purchaser disposes of the beneficial ownership of the security (otherwise than to secure indebtedness) before the end of the withdrawal period.

The onus of proving that the time for giving notice of withdrawal has ended is on the dealer from whom the purchaser has agreed to purchase the security, or if the purchaser did not purchase from a dealer, such onus is on the Issuer."

CERTIFICATE  OF  PROMOTERS  OF  THE  COMPANY


The foregoing, including the documents incorporated by reference constitute full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document. The standard for full, true and plain disclosure is the same as that required for prospectuses by the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable, and the regulations thereunder.

DATED:  April  30,  2003

STOCKGROUP  INFORMATION  SYSTEMS  INC.

___________________________________
Marcus  New

CERTIFICATE  OF  THE  DIRECTORS  OF  THE  COMPANY


The foregoing, including the documents incorporated by reference constitute full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document. The standard for full, true and plain disclosure is the same as that required for prospectuses by the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable, and the regulations thereunder.

DATED:  April  30,  2003

STOCKGROUP  INFORMATION  SYSTEMS  INC.

____________________________________     _____________________________
Marcus  New                              David  Gillard,  CGA
Chief  Executive  Officer  and  Director     Chief  Financial  Officer

                       ON BEHALF OF THE BOARD OF DIRECTORS

___________________________________     ___________________________________
Craig  Faulkner                         Leslie  Landes
Director                                Director

CERTIFICATE  OF  THE  AGENT


We have reviewed this Offering Document and the information it incorporates by reference. Our review consisted primarily of enquiry, analysis and discussion related to the information supplied to us by the Issuer and information about the Issuer in the public domain.

We have not carried out a review of the type that would be carried out for a prospectus filed under the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable. Therefore, we cannot certify that this document and the information it incorporates by reference constitutes full, true and plain disclosure of all material facts relating to the Issuer and the securities offered by it.

Based on our review, nothing has come to our attention that causes us to believe that this Offering Document and the information that it incorporates by reference: (1) contains an untrue statement of a material fact; or (2) omits to state a material fact necessary to prevent a false statement or misleading interpretation of any other statement.

DATED:  April  30,  2003

FIRST  ASSOCIATES  INVESTMENTS  INC.


_________________________________
S.S.  (Ali)  Rawji,  Vice  President  Corporate  Finance